UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

KBS LEGACY PARTNERS APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54673	27-0668930
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Crystal Park at Waterford
On April 18, 2013, KBS Legacy Partners Apartment REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary (the “Buyer”), entered into a purchase and sale agreement to purchase an apartment complex containing 314 apartment units located on approximately 16.3 acres of land in Frederick, Maryland (“Crystal Park at Waterford”).  On April 12, 2013, the Company's sub-advisor, entered into a purchase and sale agreement with FCP Crystal Park, LLC (the “Seller”) to purchase Crystal Park at Waterford. The Seller is not affiliated with the Company or its advisors. On April 18, 2013, the Company's sub-advisor assigned this agreement to the Buyer for $0.5 million, which is the amount of the first deposit under the purchase and sale agreement. Subsequent to the assignment, the Company made an additional deposit of $0.5 million. Pursuant to the purchase and sale agreement, the Company would be obligated to purchase Crystal Park at Waterford only after satisfaction of agreed upon closing conditions.
Crystal Park at Waterford is located in Frederick, Maryland and consists of 314 apartment units encompassing 288,954 rentable square feet. Crystal Park at Waterford was constructed in 1990 and is currently 93% occupied. The purchase price of Crystal Park at Waterford is approximately $44.9 million plus closing costs. The Company intends to fund the purchase of Crystal Park at Waterford with proceeds from a mortgage loan from an unaffiliated lender and proceeds from its initial public offering.
There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition without legal excuse, it may forfeit up to $1.0 million of earnest money.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
Wells Fargo Line of Credit
On April 19, 2013, the Company entered into a loan agreement with Wells Fargo Bank, N.A., an unaffiliated lender, for a fully recourse, unsecured, non-revolving line of credit in an amount up to $25.0 million (the “Wells Fargo Line of Credit”). The Wells Fargo Line of Credit, which is guaranteed by KBS Legacy Partners Properties LLC, a wholly-owned indirect subsidiary of the Company, will be available to fund the equity portion of real estate acquisitions made in advance of receipt of proceeds from the Company's ongoing public offering. The Wells Fargo Line of Credit matures on October 19, 2013, with an option to extend the maturity date to January 19, 2014, subject to certain terms and conditions contained in the loan documents. The Wells Fargo Line of Credit bears interest at a floating rate of 300 basis points over one-month LIBOR. Beginning after the first full month that the Wells Fargo Line of Credit has been outstanding and to the extent the Company has an outstanding principal balance, the Company will be required to pay down the outstanding balance on a monthly basis by the amount of net proceeds raised during the prior month in the Company's public offering. The Company paid a fee of approximately $0.2 million to Wells Fargo in connection with the execution of the Wells Fargo Line of Credit.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

Dated: April 23, 2013	BY:	/s/ DAVID E. SNYDER
David E. Snyder
Chief Financial Officer, Treasurer and Secretary